SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported) :
                                January 13, 2003


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                                        11-2408943
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

                        Commission File Number: 1-14064


767 Fifth Avenue, New York, New York                          10153
(Address of principal executive offices)                    (Zip Code)


                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure

The Estee Lauder Companies Inc. has signed an agreement to acquire the Paris-based Darphin group of companies that develops, manufactures and markets the "Darphin" brand of skin care products. The transaction is subject to certain significant conditions, including potential review by French competition authorities, and is not expected to be completed until later in the fiscal year.

The Darphin group was founded in 1958 by renowned dermatological specialist Pierre Darphin. Currently the group is owned and managed by Andre Benet and his family. Under terms of the agreement, Mr. Benet will continue to direct Darphin's creative activities, its manufacturing and the sale of Darphin products in Europe and through its distributors.

Darphin products are sold to consumers at high-end independent pharmacies, primarily in Europe, and at specialty stores in over 50 countries around the world.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             THE ESTEE LAUDER COMPANIES INC.



Date:  January 13, 2003                      By:     /s/Richard W. Kunes
                                                ------------------------
                                                     Richard W. Kunes
                                                     Senior Vice President
                                                     and Chief Financial Officer
                                                     (Principal Financial and
                                                     Accounting Officer)